Exhibit 10.30

Assn.	B.O.No.	CIF No.	Loan No.	Product Code	Coll. Code	Customer Name	CommitmentAmount
72	65	1895500	1192413700	1011	1	GREAT PLAINS ETHANOL	$15,000,000.00

PROMISSORY NOTE/LOAN AGREEMENT

LENDER:  AGCOUNTRY FARM CREDIT SERVICES, PCA                                                                                                                                        Date: February 20, 2008

1900 44TH ST S PO BOX 6020
FARGO	NORTH DAKOTA	58108-6020
LOAN AMOUNT: $15,000,000.00		MATURITY DATE: April 1, 2009
TYPE OF LOAN: Revolving Line of Credit (RLOC)
STATED INTEREST RATE: 7.37%
TYPE OF INTEREST RATE: ADJUSTABLE RATE LIBOR BASED:

On the first day of each month the Interest Rate shall be adjusted by adding a margin of 3.00 percentage points to the index.  This margin shall remain in effect until February 1, 2009, at which time Lender may change the margin at its discretion, and Lender may continue to change the margin at successive intervals of 1 year(s) each thereafter.

LOAN PAYMENTS:

Interest payments are due Quarterly beginning on April 1, 2008. The remaining unpaid balance of the loan is payable in its entirety on the Maturity Date.

DRAFT PROGRAM:

Not applicable.

COLLATERAL: Payment of the loan is secured by:

All existing and future security agreements from all or any of the Borrowers (and from third parties if so intended) to the Lender.  All of the covenants and agreements contained in said security instruments are made a pert of this note.

DEFAULT ADD-ON RATE:   2.00% will be added to the interest rate that would otherwise be in effect for this loan, if Borrowers default as explained in the Additional Provisions.

VOTING STOCKHOLDER: Any one Stockholder is authorized by the Borrowers to exercise any voting rights on behalf of members, subject to applicable bylaws, and to receive effective interest rate disclosures unless otherwise agreed in writing between the parties.

                Borrowers further agree that a security interest is granted to Lender in all such stock or participation certificates now owned and hereafter acquired, however designated or classified, and all equity reserve and allocated surplus in the Lender or Lender’s parent association, as  applicable, to secure the Loans.

                FOR VALUE RECEIVED the undersigned Borrowers jointly and severally promise to pay to the order of the Lender at its office shown above on or before the Maturity Date the principal sum equal to the Loan Amount together with interest thereon from dates of disbursement until paid pursuant to the Lender’s Individual Loan Pricing Program (the “Program”), as provided in the Additional Provisions.  Borrowers grant to the Lender, as security for the payment or this loan and, if applicable, the other Obligations as defined in the Additional Provisions, a present security interest or lien in the property described above and, if applicable, the other Collateral, as defined In the Additional Provisions.

                The Borrowers acknowledge receipt of: a) pertaining to the Lender or the Lender’s parent association, as applicable, the most recent annual report and most recent quarterly report, if more recent than the annual report a copy of the notice to Borrowers concerning investment, which includes a description of the terms and conditions under which equity is issued; capitalization bylaws and b,) an Effective Interest Rate Disclosure Statement or a Truth-in-Lending Disclosure Statement, as applicable.

THIS AGREEMENT INCLUDES THE PROVISIONS IN THE “PROMISSORY NOTE/LOAN AGREEMENT — ADDITIONAL PROVISIONS.”

AND THE PROVISIONS IN THE “ADDENDUM TO NOTE/LOAN AGREEMENT.”

GREAT PLAINS ETHANOL LLC

dba Poet Biorefining - Chancellor

a South Dakota LLC

By:	/s/ Darrin Ihnen
DARIN IHNEN, Chairman

Assn.	B.O.No.	CIF No.	Loan No.	Product Code	Coll. Code	Customer Name	Commitment Amount
72	65	1895500	1192413700	1011	1	GREAT PLAINS ETHANOL	$15,000,000.00

ADDENDUM TO NOTE/LOAN AGREEMENT

February 20, 2008

                This Addendum is a part of, and contains additional terms and conditions for, a Promissory Note/Loan Agreement (‘Note”) dated February 20, 2008, in the principal sum of $15,000,000.00, evidencing a loan extended by AgCountry Farm Credit Services, PCA  (“Lender”) to the Borrowers.  Unless waived in writing by the Lender, until all liabilities of the Borrowers under this loan have been paid and satisfied in full, the Borrowers covenant and agree as follows:

1.                                       COVENANTS: The following covenants and agreements amend and supplement the Note and the Security Agreement. To the extent of any inconsistency between the provisions of the Note or the Security Agreement and this Addendum, this Addendum governs.

2.                                       BORROWING BASE: Borrower agrees to limit credit available under this line of credit to the lesser of the Commitment Amount or the FCS Borrowing Base Formula. This formula is to be calculated quarterly using the most recent inventory, aging accounts receivable, and hedging account reports. Credit available under the Borrowing Base Formula, based on current market values, is to be calculated as follows:

a.	Inventory - unsettled payables X 75%	$ a
b.	Gain/Loss on market contracts X 75%	$ b
c.	Accounts receivable < 90 days X 75%	$ c

Total Credit Available		$ (a+b+c)

3.                                       FINANCIAL - MINIMUM OWNER EQUITY: Borrower(s) shall maintain minimum owner equity percentage of 45% by 12-31-07 and thereafter. Calculation of such owner equity percentage is made by dividing the difference between total assets and total liabilities by total assets and expressing the result as a percentage.

4.                               FINANCIAL, - WORKING CAPITAL: Borrower will maintain working capital of at least $5,000,000 by 12-31-07. For purposes of determining the amount of Borrower’s working capital, Borrower may include as working capital all amounts available for borrowing under the Revolving Term Commitment less the current portion due.

5.                                       FINANCIAL: Borrower agrees to maintain a fixed charge coverage ratio of 1.00:1.00 by 12-31-08. Fixed charge coverage ratio is defined as: (earnings before interest, taxes, depreciation and amortization) divided by the sum of; a) interest; b) mandatory debt retirement; c) cash taxes; d) maintenance capital expenditures; and e) cash patronage dividends and cash equity retirements to be measured at fiscal year end.

6.                                       Borrower to insure business with. adequate property casualty insurance and adequate liability insurance. Agcountry to be named loss payee and additional insured.

7.                                       FINANCIAL REPORTING - - CERTIFIED AUDIT: Within 120 days after the Borrowers fiscal year and annually thereafter, Borrower shall provide Lender with a written balance sheet of borrower as of the close of such fiscal year and a written statement of profit and loss of Borrower for such year, prepared in accordance with generally accepted principles of accounting and certified by a firm of independent accountants selected by Borrower but satisfactory to Lender. Such reports shall be set forth in a format comparing the results of the most recent fiscal year to those in the prior fiscal year certified report and in all reasonable details.

Assn.	B.O.No.	CIF No.	Loan No.	Product Code	Coll. Code	Customer Name	CommitmentAmount
72	65	1895500	1192413700	1011	1	GREAT PLAINS ETHANOL	$15,000,000.00

ADDENDUM TO NOTE/LOAN AGREEMENT

February 20, 2008

                This Addendum is a part of, and contains additional terms and conditions for, a Promissory Note/Loan Agreement (‘Note”) dated February 20, 2008, in the principal sum of $15,000,000.00, evidencing a loan extended by AgCountry Farm Credit Services, PCA  (“Lender”) to the Borrowers.  Unless waived in writing by the Lender, until all liabilities of the Borrowers under this loan have been paid and satisfied in full, the Borrowers covenant agree as follows:

8.                                       QUARTERLY FINANCIAL REPORTING: Within 30 days of the previous quarter-end, Borrower(s) shall provide lender with the previous quarter-end reports consisting of a balance sheet, profit and loss statements and other reports requested to monitor performance.

9.                                       ACCOUNTING METHODS — Borrower shall not adopt any accounting methods, which are inconsistent with generally accepted accounting principles (GAAP). To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Addendum, such computation or determination shall be made as it such change in GAAP had not occurred unless the Borrower and Lender agree in writing to an adjustment to such computation or determination to account for such change in GAAP. Furthermore, Borrower will not change any accounting methods, allow any restatement of its earnings, change in depreciation or inventory methods, or reclassification of balance sheet accounts, including but not limited to, the sale and leaseback of any asset, without full and immediate disclosure to Lender. Lender shall have the right to accept or reject any and all changes that Lender, in its sole discretion, determines are material. Lender shall also have the right to review and adjust any and all loan covenants, interest rates and other contract agreements upon determining a material change has occurred.

10.                                 OTHER INDEBTEDNESS - If Borrower should fail to pay any indebtedness to any other person or entity for borrowed money or any long-term obligation when due, or any other event occurs which, under any agreement or instrument relating to indebtedness or obligation, has the effect of accelerating or permitting the acceleration of such indebtedness or obligation; then all Lender obligations become due.

11.                                 DEFAULT EVENT - Borrower shall be in default if borrower fails to pay any principal or interest or fees when due and such failure shall continue un-remedied for a period of 10 days.

12.                                 DEFAULT EVENT - Borrower shall be in default if borrower fails to observe or perform any covenant or agreement contained in this agreement or other loan documents and such failure shall remain un-remedied for 30 days after the earlier of: 1) any officer of Borrower becomes aware of such failure or 2) Lender notifies borrower of such failure.

13.                                 LIENS AND ENCUMBRANCES — Lender acknowledges all liens and encumbrances granted by the Borrower to the Lender under the Credit Agreement dated August 10, 2007 and all subsequent amendments between Borrower and Agcountry Farm Credit Services, FLCA.

14.                                 TAXES - Borrower to pay all taxes before they become delinquent.

Great Plains Ethanol, LLC

dba Poet Biorefining — Chancellor

a South Dakota LLC

By:	/s/ Darin Ihnen
(print name) Darrin Ihnen
Title:	President

PROMISSORY NOTE/LOAN AGREEMENT

ADDITIONAL PROVISIONS

INDIVIDUAL LOAN PRICING PROGRAM:   The Program provides for charging differential interest rates according to loan classes determined by criteria adopted by the Lander from time to time, such as type of loan, purpose, amount quality, funding costs, operating costs, servicing costs, and competitive interest rates. There are separate types of loans and interest rates under the Program, each having a different rate of interest, and the loans within each class are assigned to an interest rate category, it is possible that the particular rate for each class of loan may differ among such geographical areas as may be designated from time to time. In the event that Borrowers default under the terms or conditions of any promissory note, membership agreement, mortgage or other security document, or any amendatory agreement to any of these, the Lender at its option may adjust this loan to any less favorable interest rate category then offered or maintained by Lender for loans of this type.  The higher interest rate shall become effective immediately upon placement of this loan into the less favorable interest rate category by Lender, and the loan may, at the option of Lender, remain in the less favorable interest rate category for the remaining term of the loan, regardless of whether Borrowers later cure the default. Lender shall not place the loan into a less favorable interest rate category unless Lender has first given Borrowers written notice of the default, and Borrowers fail to cure the default within 60 days after Lender has given the notice. Notice shall be deemed to have been given when Lender places such notice in the mail for first-class mailing to the last address of Borrowers known by Lender. In addition to adjusting the loan to a less favorable interest rate category, Lender may also charge the higher default interest rate described below.

INTEREST RATE: If this is a:

   (a) Variable Rate loan, the initial annual rate of interest is equal to the Stated Interest Rate.  The interest rate is subject to change at any time and by any amount during the term of the loan and will vary from time to time at the option of the Lender.

   (b) Fixed Rate loan, the annual rate of interest is equal to the Stated Interest Rate.  The interest rate is not subject to change during the term of the loan and will not be increased or decreased except in the event of default.

   (c) Adjustable Rate Operating loan, the initial annual rate of interest is equal to the Stated Interest Rate. The interest rate is subject to change at any time and by any amount during the term of the loan, but only on and after the first adjustment date, and the rate will not be increased or decreased prior to that date except in the event of default.

   (d) Adjustable Rate loan or an Adjustable Rate IT loan or an Adjustable Rate Capital RLOC, the initial annual rate of interest is equal to the Stated Interest Rate. The interest rate is subject to change by any amount during the term of the loan, but only on the first adjustment date and on dates occurring at the end of the successive adjustment intervals thereafter, and the rate will not be increased or decreased during any one such interval except in the event of default.

   (e) Adjustable Rate Prima Rate Based loan, the initial annual rate of interest is equal to the Stated Interest Rate. The Index for adjustments is the prime rate reported on the tenth day of the month preceding the interest rate change date by the Wall Street Journal in its daily listing of money rates, defined therein as “the base rate on corporate leans posted by at least 78 percent of the nation’s 30 largest banks.”  If a prime rate is not reported on the tenth day of a month, the prime rate reported on the first business day preceding the tenth day of the month will be used. If this index is no longer available Lender will select a new index which is based upon comparable information.

   (f) Capped Non-indexed Variable Rate loan, the initial annual rate of interest is equal to the Stated Interest Rate.  The Interest rate is subject to change at any time and will vary from time to time at the option of the Lender. The interest rate is not based on an Index. Except during periods of default when the additional percentage points specified herein shall be added to increase the interest rate, tile interest rate may not increase or decrease by more than 6.00 percentage points above or below the initial annual rate of interest on any single change date or during the term of the Loan.

   (g) Fixed Then indexed Adjustable Rate loan, the initial annual rate of interest is equal to the Stated interest Rate. Once the interest rate changes to an adjustable interest rate at the end of the fixed interest rate period, the index for adjustments is the estimated weekly average available for the one-year bonds funding cost index as reported by the Federal Farm Credit Banks Funding Corporation at its Web site, found in the Farm Credit System, Funding Cost Index, Archive section at http://www.farmcredit-ffcb corn, for that week which contains the date that is 45 days before the data that the adjustable interest rate is to be initially determined or subsequently adjusted. if the date that is 45 days before either the expiration date of the fixed interest rate period or an Adjustment interval is not a business day, the Lander shall use that estimated weekly average for the one-year bonds funding cost index for that week which immediately precedes the 45-day date.

If this index is no longer available, the Lender will select a new index which is based on comparable information. The Lender will give the Borrowers notice of this choice.

   (h) Indexed Adjustable Rate loan, the initial annual rate of interest is equal to the Stated Interest Rate. The index for adjustments is the estimated weekly average available for the one-year bonds funding cost index as reported by the Federal Pant Credit Banks Funding Corporation at its Web site, found in the Farm Credit System, Funding Cost index, Archive section at http://farmcredit-ffcb.com, for that week which contains the data that is 45 days before the date the interest rate is to be adjusted. If the date that is 45 days before the date the interest rate is to be adjusted is not a business day, the Lender shall use that estimated weekly average for the one-year bonds funding cost index for that week which immediately precedes the 45 day date. If this index is no longer available, the Lender will select a new index which is based on comparable information. The Lender will give the Borrowers notice of this choice.

   (i) Adjustable Rate LIBOR Based loan, the initial annual rate of interest is equal to the Stated Interest Rate. The Index for adjustments is the One Month London interbank Offered Rate (“One Month LIBOR”) reported on the tenth day of the month preceding the interest rate change date by the Wall Street Journal in its daily listing of money rates, defined therein as “the average of interbank offered rates for dollar deposits in the London market based on quotations five major banks.” If a One Month LIBOR rate is not reported on the tenth day of a month, the One Month LIBOR rate reported on the first business day preceding the tenth day of the month will be used.  If this index is no longer available, Lender will select a new index which is based upon comparable information.

   Interest may be based upon a 360- or 365-day year as the Lender may determine.

DEFAULT RATE OF INTEREST: Prior to maturity, if Borrowers default under this document the entire unpaid principal balance of the loan, including all advancements, shall bear interest from the date of default until the default is cured or maturity of the loan is accelerated by reason of default at a rate equal to the interest rate for this loan that would otherwise be in effect during the period of default plus the Default Add-On Rate per annum (the “default rate”), and the amount of such interest in excess of interest otherwise accruing in the absence of default shall be immediately due and payable. At maturity or upon acceleration of maturity by reason of default, the entire indebtedness including all principal, interest and advancements shall bear interest until paid at the default rate in effect at the time of maturity or acceleration of maturity, as the case may be.

DISBURSEMENTS OF PRINCIPAL: Disbursements of principal may be made at various times at Borrowers’ request, subject to the provisions of this paragraph. Repayments of principal under a Revolving Line of Credit reinstate the loan commitment, subject to the terms of this document, but the total of the unpaid balance of future advances together with the existing indebtedness hereunder, in the aggregate at any one time outstanding, shall not exceed the Loan Amount; otherwise, repayments of principal do not reinstate the loan commitment, and total disbursements, in the aggregate, shall not exceed the Loan Amount. The Lender may withhold further disbursements if it determines that: (a) the value of the Collateral is insufficient; (b) loan proceeds have been used for purposes not approved by the Lender; (c) loan payments have not been made in accordance with the repayment plan contained in the loan application; or (d) an event has occurred which entities the Lender to accelerate maturity of the loan.

DRAFT PROGRAM AGREEMENT: If the Draft Program is applicable to this loan, the Borrowers may draw loan funds using the draft forms furnished by the tender, subject to the following terms and conditions:

   (a) The Borrowers authorize and direct the Lender and its duly authorized agents to accept drafts made or drawn by any one of the Borrowers and to disburse loan funds accordingly, as specified in this document; however, Borrowers agree not to use drafts as payments on this or other Obligations of the Borrowers. The Borrowers may be charged a reasonable fee for this program and the cost of printing drafts.

   (b) The Borrowers jointly and severally accept responsibility for all disbursements made pursuant to this authorization and direction. The Lender shall not be obligated to inquire as to whether the Borrowers have issued specific directions for any particular draft or to determine whether the Borrowers have received the benefit of the proceeds of any particular draft before honoring such draft. Drafts may be deposited directly into the bank account at any one of the Borrowers.

   (c) The minimum amount for which each draft may be written is the Minimum Draft amount. In the event that Borrowers write any draft for an amount below this minimum, the Lender may charge Borrowers a reasonable fee for each draft that is not in compliance.

   (d) Drafts may not be written in excess of the undisbursed loan commitment. The Lender reserves the right to revoke all future draft privileges without notice to the Borrowers in the event of an overdraft and the right to reject drafts that are not written for purposes specified in the loan documents or pursuant to these terms and conditions. In the event that Lander chooses to honor a draft which exceeds the available loan commitment, Borrowers are liable for full repayment of the funds thus borrowed, plus interest and Lender may charge Borrowers a reasonable overdraft fee.

   (e) The Borrowers agree to immediately notify the Lender in the event one or more drafts are lost, stolen, destroyed or otherwise misused and to indemnify the Lender and hold the Lender harmless from any loss or claim if any draft is lost, stolen, forged, altered or otherwise misused if the Lender did not have notice of the same at least 24 hours prior to honoring such draft.

   (f) The Borrowers may stop payment on a draft by request to the Lender.  The Borrowers wilt be charged a reasonable fee for each stop-payment order and agree to reimburse the Lender for all damages, costs and expenses as a result of the Lender’s refusal to honor such draft. The Lender shall not be liable in the event the draft is honored following a stop-payment order if such order is not received in sufficient time to permit dishonor.

   (g) This authorization and direction shall be effective as to this and, with the Lender’s approval, other existing and future loans to the Borrowers and shall continue in force and effect until the Lender receives written notice of revocation signed by the Borrowers, provided the privilege of using drafts may be withdrawn by the Lender and unused drafts must be surrendered to the Lender on demand.

FUNDS HELD PROGRAM: Lender may offer a Funds Held Program (“Program”) that allows Borrowers to make advance conditional payments on designated loans. Lender reserves the right, in its discretion, to amend or terminate the Program. The following terms and conditions apply to at Program accounts in connection with loans from Lender.

   (a) Subject to Lender’s rights to direct the application of payments, an advance payment made to be applied to future maturities on a loan will be placed in a Program account (“Account”) as of the date received. If a special prepayment of principal is desired, Borrowers must so specify when an advance payment is made.

   (b) Interest will accrue on funds in the Account at such times and at such rates as per Lender’s Program. Lender may change the interest rate or accrual period from time to time without notice. The Program may provide for different interest rates for different categories of loans.

   (c) When a loan installment or other related charge becomes due, funds in the Account for that loan wilt be automatically applied on the due date toward payment be the installment or related charge. Any accrued interest in the Account will be applied first. If the funds in the  Account are not adequate to pay the entire Installment or related charge, Borrowers must pay the difference by the installment due date.

   (d) Funds received after a loan installment or related charge has been billed will be applied to the installment or related charge due. Funds received in excess of the billed installment amount or related charge will be placed in the Account.

Even though no installment or related charge is due, Lender may, at its option, apply funds from the Account without notice to Borrowers as follows:

      — Protective Advances.  If Borrowers fail to pay when due other items Borrowers are required to pay pursuant to any loan document, Lender may apply funds in the Account to pay them.

      — Account Ceiling. If the Account balance exceeds the unpaid balance on the loan, Lender may apply the funds in the Account to pay off the loan and will return any excess funds.

      — Transfer of Security. If Borrowers sell, assign, or transfer any interest in any collateral for the loan, Lender may apply the funds in the Account to the remaining loan balance.

      — Deceased Borrowers. If all Borrowers are deceased, Lender may apply the funds in the Account to the remaining loan balance.

      — Termination of Program. If Lender decides to terminate the Program, it may apply all funds in the Account to the remaining loan balance effective on the termination date.

   (e) Lender may, in its discretion, permit Borrowers to withdraw funds from the Account in accordance with Lender’s Program.

   (f) Neither the advance payments nor the accrued interest in an Account are insured by a governmental agency or instrumentality. If Lender is placed in liquidation, Borrowers shall be sent by the receiver such notices as required by FCA regulations then in effect. Such regulations currently provide for advance notice from the receiver that funds in the Account will be applied to the loan and that funds in the Account will not earn interest after the receiver is appointed.

LOAN PAYMENTS:  If the loan is payable in installments and the period from the day interest begins to the due date of the first installment is more than the interval between installments, there may be an interest only payment due one installment interval prior to the due date of the first installment, or the interest may be included in the first installment at the option of the Lender, but if each period is less than the interval between installments and principal and interest are payable in equal installments, then the first installment will be decreased by the amount of interest not yet accrued for that installment. The final installment may be more or less than preceding installments, if any, and any periodic adjustments to the interest rate will result in corresponding changes in the amount of installments, if the lean is payable in installments, or the amount due at maturity. The Borrowers may make advance payments in any amount and at any time without penalty.

Prepayments shall, at the option of the Lender, (a) be held by the Lender and then applied to installments of principal and interest next scheduled to mature in the order of maturity (b) be immediately applied to payment of principal then outstanding, resulting in a reamortization of the remaining balance of the loan over the remaining term under the existing payment plan and in a corresponding reduction in the amount of future installments of principal end interest, or (c)  be immediately applied to payment of principal then outstanding, with, if en amortized loan, a corresponding reduction in the number of future installments of principal and interest in the inverse order of maturity, thus discharging the loan at an earlier date; provided, in any event, the Lender may, at its option, first apply any such prepayments to the payment of interest accrued to the date of prepayment.

PERSONAL PROPERTY AND FIXTURES: The following subsections (1) and (2) including the definitions apply, in addition, only if the collateral described on Promissory Note/Loan Agreement, and each addendum thereto, is personal property or fixtures:

(1)  Obligations and Collateral. The Borrowers grant to the Lender as security for the payment and performance of this loan and the other Obligations a security interest in all of the Borrowers’ rights, title, and interest in the Collateral, including all rights to transfer an interest in the Collateral. “Obligations” means this loan and all other loans and advances by the Lender except any loan to which a Basic Membership and Lending Relationship Agreement (Rural Residence /Country Living Loans) applies including: (a) existing and future indebtedness, liabilities, and other obligations of the Borrowers to the Lender of any kind, absolute or contingent, due or to become due, arising out of existing or future credit granted by the Lender to the Borrowers, or any one or more of them, and all extensions and renewals thereof from time to time: and (b) all costs incurred by the Lender in enforcing its rights under this document with interest, including attorneys fees end legal costs.  “Collateral” means (a) the property described on Promissory Note/Loan Agreement and each addendum thereto; (b) all additions, accessions, replacements, and substitutions of the Collateral and property of similar type or kind now owned or hereafter acquired by the Borrowers; and (a) to the extent not included in (a) or (b) as original Collateral, all products and proceeds of the Collateral. If the Collateral includes crops now growing or to be grown in North Dakota, the following provision is part of this document:

This security agreement covers crops now growing. This security agreement also covers future crops to be grown in the current year or any year hereafter.

   The Borrowers agree to deliver upon the request of the Lender such additional or corrected documents, drafts or instruments as the Lender may deem necessary at any time.

   (2) Warranties end Agreements: The Borrowers warrant and agree that:

      (a) The Borrowers are the absolute owners of the Collateral free from any encumbrances, liens, security interests, or equity interests, except for the security interest granted herein and except as disclosed by the Borrowers to the Lender in writing.

      (b) The Borrowers shall: (1) care for the Collateral and not permit its value to be impaired; (2) keep the Collateral free from all encumbrances, liens, and security interests, other than those created or expressly permitted herein; (3) defend the Collateral against all claims and legal proceedings by persons other than the Lender; (4) pay and discharge when due all taxes, license fees, levies, end other charges upon the Collateral; and (5) immediately inform the Lender in writing of any change in Borrowers’ address or the location of the Collateral, Loss of or damage to the Collateral shall not release the Borrowers from any of the Obligations. Upon demand, the Borrowers will provide additional collateral acceptable to the Lender.

      (c) At the Lender’s request, the Borrowers shall keep all Collateral and the Lenders interest in it insured under policies naming the Lender as loss payee, with provisions, coverages, amounts, end by insurers satisfactory to the Lender, and the Borrowers shall furnish Lender satisfactory evidence of such insurance.

      (d) The Borrowers shall pay all expenses which are permitted to be recovered from the Borrowers by applicable law and, upon request, take any action reasonably deemed advisable by the Lender to preserve the Collateral or to establish, determine the priority of, perfect, continue as perfected, preserve, enforce or terminate the Lender’s rights and interest in the Collateral.

      (e) The Lender is authorized to examine the Collateral at reasonable times.

      (f) The Borrowers shall not dispose of any of the Collateral without the authorization of the Lender and, except as otherwise agreed to in writing by the Lender, shall apply the proceeds of all dispositions of the Collateral to payment of this loan.

   (g) The Borrowers understand that the unauthorized disposition of Collateral with intent to defraud the Lender constitutes a federal criminal offense.

   (h) The Borrowers hereby authorize the Lender to file all financing statements describing the Collateral, and all amendments thereto, in any offices as the Lender, in its sole discretion, may determine. The Borrowers hereby also authorize the Lender to file all effective financing statements describing the Collateral pursuant to 7 U.S.C. Section 1631, and all amendments hereto, in any offices as the Lenders, in its sole discretion, may determine.

    (i) If the Collateral includes federal or state government program entitlements or payments, the Borrowers shall execute and deliver to the Lender all assignments, transfers, and other documents required by the Lender to transfer, convey, and assign to the Lender all such federal and slate government program entitlements, payments, rights to payment whether or not earned by performance, accounts, general intangibles, and benefits.

   (j) All terms in this Agreement that are defined in the Uniform Commercial Code, as enacted in the stats in which Lender’s office originating this Loan is located and as amended from time to time (“UCC”), shall have the meanings set forth in the UCC. The meaning of a term hereunder shall automatically change on the affective date of each amendment to the definition of such term in the UCC.

   (k) For each Borrower that is not an individual, the legal name of each such Borrower is as set forth in the Note or an addendum thereto. None of the Borrowers have used any trade name, assumed name, or other name except those sat forth in the Note or an addendum thereto, The Borrowers shall give the Lender written notice at least 30 days before the date of (1) any change in any Borrowers name or (2) any use by any Borrower of another name.

   (l) If any of the Borrowers is a Registered Organization, as that term is defined in the UCC, all information provided by the Borrowers to the Lender concerning the state(s) of organization for the Borrowers is true, accurate, and complete. None of the Borrowers shall change its state of organization without the prior written consent of the Lender. Borrowers shall provide the Lender with written notice at least 30 days before the date any Borrower date any action to change its state of organization.

   (m) If any of the Borrowers is an individual or an entity that is not a Registered Organization, all information provided by the Borrowers to the Lender concerning the address of an individual Borrower’s residence or the address of the chief executive office of an entity that is not a Registered Organization is true, accurate, and complete. None of the individual Borrowers shall change that address of residence without providing written notice to the Lender at least 30 days before the effective date of such address change. None of the Borrowers that are entities that are not Registered Organizations shall change that address of the chief executive office without providing written notice to the Lender at least 30 days before the effective date of such address change.

   (n) To the extent that the Borrowers use proceeds of the Loan extended by the Lender to purchase Collateral, Borrowers’ repayment of the Loan shall apply on a “first-in-first-out” basis so that the portion of the Loan used to purchase a particular item of the Collateral shall be paid in the chronological order the Borrowers purchased the Collateral.

FINANCIAL RECORDS: The Borrowers agree to maintain complete and accurate financial books and records for Borrowers’ business, permit access by the Lender and to provide periodic financial information as requested by Lender in a form acceptable to Lender.

PAYMENTS BY LENDER: The Lender is authorized but not obligated to pay the following items and charge them to the loan with internet at the rate(s) then applicable to this loan: (a) amounts required to pay prior liens on the Collateral; (b) the cost of insurance carried by the Borrowers in connection with this loan or any financially related service offered by or through the Lender; (c) appraisal and title evidence costs, recording and filing fees, and similar items; (d) amounts required for the Borrowers to acquire and maintain stock or participation certificates in the Lender or the Lenders parent association, as applicable; and (a) any accrued interest hereunder that is not paid when due.

EVENTS OF DEFAULT:  Each of the following constitutes a default by Borrowers under this document (a) the failure to perform any warranty or agreement contained in this document or in any instrument securing payment of this loan or related to this loan; (b) default under any other promissory note executed by the Borrowers, or any one or more of them, and payable to the Lender except any note to which a Basic Membership and Lending Relationship Agreement (Rural Residence/Country Living Loans) applies; (c) default under any lease executed by the Borrowers, or any one or more of them, under which the Lender is the Lessor, and, it shall also be an event of default under this document if an event of default occurs on any other loan or lease that any of the Borrowers have with either the Lenders parent association or any subsidiaries of the Lender’s parent association; (d) any statement or report furnished by the Borrowers to the Lender is false in any material respect; (e) any Collateral is lost, stolen, substantially damaged destroyed, or, without the Lender’s consent, sold or encumbered; (f) any of the Borrowers dies, is dissolved, declares insolvency, is declared insolvent, or is the subject of any proceeding under any bankruptcy or insolvency law; or (g) the Lender, in good faith, deems itself insecure or determines that the prospect of payment of this loan or the prospect of performance of this or any other instrument securing this loan or relating to it is impaired.

LENDER’S REMEDIES: Lender, in addition to other rights provided in this document or by law or agreement, may do any one or more of the following if Borrowers default under this document; (a) declare this loan and any or all other loans to Borrowers or any one or more of them (except any loan to which a Basic Membership and Landing Relationship Agreement (Rural Residence/Country Living) applies) immediately due end payable; (b) as to Collateral which is personal property or fixtures, exercise all the remedies of a secured party under the Uniform Commercial Code including without limitation: (1) without notice to the Borrowers or judicial process peaceably enter upon any premises where the Collateral is located, take possession of it and remove it from the premises; (2) require the Borrowers to assemble the Collateral and make it available to the Lender at a place designated by Lender which is reasonably convenient to both parties; end (3) use and occupy the Borrowers’ premises to care for livestock collateral. Crops are perishable and may decline speedily in value and the Lender at Borrowers’ expense may care for and harvest the crops and dispose of them at private sale; (4) require Borrowers to reimburse the Lender for expenses incurred by the Lender in protecting or enforcing us rights under this document, including without limitation reasonable attorney’s fees and legal expenses when permitted by law, (5) After deduction of expenses, the Lender may apply the proceeds of disposition to the Obligations in the order and amounts it elects.

ASSIGNMENT OP LOAN: The Lender may not assign or otherwise transfer this loan to any party other than Agribank, FCB and its successors (the “Bank”), whether absolutely or as collateral security and whether in the ordinary course of business or otherwise, without the express written consent of the Bank. If this loan is assigned or otherwise transferred to the Bank or another institution chartered pursuant to the provisions of the Farm Credit Act of 1971, as amended, (“Act”) the interest rate hereunder may be established by such institution in accordance with the provisions of this document. If this loan is assigned or transferred to a party not chartered under the Act, notwithstanding any contrary provision in this document, in the absence of maturity or acceleration, the following apply:

   (a) If this is a Variable Rate loan or an Adjustable Rate Operating RLOC, adjustments in the interest rate will be made only on the dates occurring at successive intervals of one year each after the first day of the month and year of such assignment based upon an index and margin. The index will be the weekly average yield on United Stales Treasury securities, as made available by the Federal Reserve Board, adjusted to a constant maturity of one year.

   (b) If this is an Adjustable Rate Capital RLCC or Adjustable Rate it loan, the interest rate will continue to be adjusted on the dates and intervals described therein based upon an index and margin. The index will be the same as for a Variable Rate Loan, except it will be adjusted to a constant maturity of a length equal to the length of the interval between adjustments specified above (if U.S. Treasury yield figures are not available for this length, the U.S. Treasury yield figures which are available for the closest length of time which is shorter than the interval between adjustments will be used).

   (c) For interest rate adjustments under (a) and (b), the margin will be the amount by which the interest rate in effect for this loan at the time of the assignment, in the absence of default, exceeds the index that would have been effective for the date that this interest rate was established for this loan (the last previous repricing date). The new interest rate will be calculated by adding the margin to the applicable current index and rounding the total to the nearest one-eighth of one percent, subject however, to the provision herein for a higher default rate. The current index will be the most recent index available as of 45 days before the date the Interest rate is to be adjusted, if the applicable index is not available, the Lender will select a new index which is based upon comparable information. The interest rate shall never exceed the rate permitted by applicable law.

   (d) If this is an Adjustable Rate Prime Rate Based loan, the margin that is used for interest rate adjustments shall remain fixed for the remaining term, of the loan at the margin amount that is in effect at the time of the assignment.

WAIVER: The Borrowers and other parties to this transaction (except the Lender), and each of them, whether principal, surety, guarantor, endorser, or other party, agree to be jointly and severally bound and, further, waive demand, protest, and notice of demand, protest, or nonpayment, and agree that the liability of each shall be unconditional without regard to the liability of any other party and shall not be affected by any indulgence, extension or extensions of time, renewal, waiver, release of any party or of any Collateral, or other modifications granted or consented to by the Lender. The rights and powers granted to the Lender hereunder shall not, nor shall any provision hereof be waived except in writing signed by the Lender, and the provisions hereof shall not be modified, limited, or waived by any prior or subsequent course of dealing between the parties or between the Borrowers and third parties or by any usage of trade. To the extent the Bank gives or has given value to the Lender in reliance hereon, either by way of loan or discount, the Borrowers hereby waive any and all other defenses or right of offset which the Borrowers or any of then may or might have against the Lender when this document is held by the Bank, its collateral custodian, or the successors or assigns of either.

APPOINTMENT OF AGENT: Each of the Borrowers hereby appoints each of the other Borrowers as agent for the purposes of this loan and, if applicable, the Obligations and agrees that loan funds, dividends, stock retirement proceeds, and other distributions may be disbursed to or by order of any one or more of them. This appointment shall continue until written notice of termination is received by the Lender.

ASSOCIATION MEMBERSHIP: The Borrowers agree to purchase and maintain stock or participation certificates in the Lender or the Lender’s parent association, as applicable, in amounts as may be required from time to time under the Capital Plan adopted by the Board of Directors pursuant to applicable Bylaws.

MODIFICATION: No modification of this document or any related document shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Oral agreements or commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (the Borrowers) and us (the Lender) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

REPORTING: Lender, its agents, successors and assigns may report Borrowers’ names and information regarding this loan and all of Borrowers’ past and future loans to credit reporting agencies.

FOR ILLINOIS AND MISSOURI LOANS ONLY: Unless you (the Borrowers) provide us (the Lender) with evidence of the insurance coverage required by your agreement with us, we may purchase insurance at your expense to protect our interests in your Collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the Collateral. You may later cancel any insurance purchased by us, but only after providing us with evidence that you have obtained insurance as required by our agreement, if we purchase insurance for the Collateral, you will be responsible for the costs of that insurance, including interest and any other charges we may impose in connection with the placement of the insurance, until the affective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation.  The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.

POWER OF ATTORNEY: Borrowers hereby irrevocably appoint the Lender as Borrowers’ attorney-in-fact to act for the Borrowers with full authority in the place and name of the Borrowers to take any action and to execute any instrument which the Lender may deem advisable to accomplish the purposes of this Agreement, including authority (a) to endorse, collect, sue for, compromise, and receive any drafts, instruments, documents, or moneys due in connection with the Collateral; (b) to file any claims or lake any action or institute any proceedings which the Lender may deem desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the collateral; (c) to disburse funds including paying insurance premiums, taxes, liens, end other costs of preserving the Collateral; and (d) to establish, determine priority of,  perfect, continue as perfected, preserve, enforce, or terminate the Lenders rights and interests under this Agreement.  The Lender may charge its expenses of doing so to any of the Obligations and the Borrowers shall pay them upon demand with interest from the date each expense is incurred at the rate in effect on the date each expense is incurred on the applicable Obligation.

AUTHORIZATION FOR ACCESS TO INFORMATION: Borrowers acknowledge and agree that the verification or reverification of any information, whether contained in the Borrowers’ loan application or in any other manner supplied by the Borrowers to the Lender in connection therewith, may be made at any time by the Lender, its agents, successors, or assigns, either directly or through a credit reporting agency, from any source whether named in the Borrowers’ loan application or otherwise provided to the Lender by the Borrowers.

BORROWERS’ PRIVACY DISCLOSURE: Your privacy is important to us. We want you to know that we hold your financial and other personal information in strict confidence. Since 1972, Farm Credit Administration regulations have forbidden the directors and employees of Farm Credit Institutions from disclosing personal borrower information to others without your consent We do not sell or trade our customers’ personal information to marketing companies or information brokers.

      FCA rules allow us to disclose customer Information to others only in these situations:

      — We may give it to another Farm Credit institution that you do business with.

      — We can be a credit reference for you with other lenders and provide information to a credit bureau or other consumer reporting agency.

      — We can provide information in certain types of legal or law enforcement proceedings.

      — FCA examiners may review loan files during regular examinations of our association.

      — If one of our employees applies to become a licensed real estate appraiser, we may give copies of real estate appraisal reports to the State agency that licenses appraisers when required. We will first remove as much personal information from the appraisal report as possible.

      As a member/owner of this institution, your privacy and the security of your personal information are vital to our continued ability to serve your ongoing credit needs.

UNAUTHORIZED DISPOSITIONS AND FALSE STATEMENTS: Borrowers understand that it is a federal crime punishable by fine, imprisonment, or both to knowingly make any false statements in the Borrowers’ loan application as applicable under the provisions of Title 18, United Stales Code, Section 1014, Borrowers also understand that any unauthorized disposition of Collateral or the making of any false statement or report to the Lender in connection with a loan could result in civil and criminal consequences to the Borrowers as applicable under the provisions of Title 18, United States Code, Sections 656 and 1014.

PARTIES BOUND: Each person signing the Note, other than the Lender, is a Borrower. The Obligations of all Borrowers are joint and several, and all Borrowers hereby acknowledge  receipt of all proceeds of the Loan. This Agreement benefits the Lender, its successors, and assigns. This Agreement shall bind the Borrowers, the Borrowers’ heirs, personal representatives, successors, and assigns, and all persons and parties who become bound as a Borrower under this Agreement.

FEES CHARGED: Lender has authority to charge and Borrowers agree to pay any reasonable fees and costs charged by Lender to amend the terms of this Loan, Borrowers give Lender authority to advance such fees and costs and charge them to the loan. If Borrowers do not immediately repay such advance, interest at the default rate shall begin to accrue on the amount advanced. The absence of express authority in this Promissory Note/Loan Agreement to charge a specific fee or cost to Borrowers shall not be construed as a prohibition on the charging of such fees or costs.

Assn.	B.O.No.	CIF No.	Loan No.	Product Code	Coll. Code	Customer Name	Commitment Amount
72	65	1895500	1192413700	1011	1	GREAT PLAINS ETHANOL	$15,000,000.00

EFFECTIVE INTEREST RATE AND DISCLOSURE

DATE: February 20, 2008

The disclosures on this page and made pursuant to Section 4.13(a) of the Farm Credit Act of 1971, as amended, 12 U.S.C. 2199, and are not part of the contractual agreement between the Borrowers and the Lender.  This Loan is not subject to the Truth-in-Lending (TIL), 15 U.S.C. 1601 et seq., and the effective rate of interest described herein is not to be construed as the equivalent of the annual percentage rate which would be disclosed on a loan subject to TIL.

Stated Interest Rate	Effective Interest Rate
The rate of interest currently	The stated rate of interest
applicable to the Loan	adjusted to take into account
loan origination charges and
any purchase of stock
7.37%	6.50%

Except with respect to stock protected under Section 4.9A of the Farm Credit Act of 1971, as amended, stock that is purchased in the lender or the Lender’s parent association, as applicable, is a risk and can only be retired at the discretion of the association board.  Effective Interest Rate is calculated as if stock will never be retired.  If stock is retired, as is customary, the Effective Interest Rate would be lower than the percentage stated above.  It is generally the association’s practice to retire stock when a Borrower’s loan balance is paid in full or upon full payment of all of a Borrower’s loans, provided the association’s practice to retire stock when a Borrower’s loan balance is paid in full or upon full payment of all of a Borrower’s loans, provided the association has an adequate capita position.  At this time, the association’s capital exceeds the regulatory capital requirements.

INTEREST RATE PLAN:

(Adjustable Rate LIBOR Based) The Interest rate is based on an index plus a margin and may increase during the term of this transaction if there is an increase in the One Month London Interbank Offered Rate (“One Month LIBOR”) and/or margin. The Index is the One Month LIBOR published on the applicable date in the Wall Street Journal. The margin is set by the Lender and pan change at successive intervals of 1 year(s) each.

In the event of default at any time during the term of the Loan, however, and at maturity, the Loan will be subject to a higher rate of interest.

ADJUSTMENT FACTORS: The factors which the Lender takes Into account in making adjustments to the Interest rate on the Loan (except fixed rate loans and adjustments based on changes in the prime Index or LIBOR Index) include cost of funds, operating expenses, provision for loan  losses, capital requirements, capital sharing, nonearning assets and competitive elements of the financial environment. The factors considered by the Lender may change during the term of the Loan.

REPRESENTATIVE EXAMPLES: These examples show the effect that changes in the stock requirement and loan origination fees would have on the effective interest rate of a representative loan with customer level stock. A $101,000 amortized loan, including loan origination charges of $1,000 amortized over a 5-year term with level annual payments, and a stated interest rate of 10% would have an affective interest rate of 10.39%.  If the loan amount was to remain at $101,000, but the loan origination charges increase to $1,500, the effective interest rare would be 10.59%

LOAN OPTIONS: The Lender may offer secured and unsecured short- and intermediate-term loans including lines of credit with maturities up to 7 years or, in some instances, 10 years, installments can be paid monthly, quarterly, semi-annually, annually, or according to other  irregular repayment plans as may be agreed upon by the Borrowers and the Lender. Interest rates may be variable at the option of the Lender, fixed for a specified period and then variable adjustable at specified intervals with the rate determined either at Lender’s discretion or in   accordance with the prime index or LIBOR Index, or fixed for the term of the Loan. Some loan options are subject to certain conditions and are not available to all borrowers for all purposes. In addition, loan options, including Interest rates, may vary by location and time period. The availability of any loan option is subject to change at any time at the discretion of the Lender. If the Lender is an ACA or FLCA, Lender also offers long-term real estate loans with maturities of 5 to 40 years secured by agricultural real estate or rural homes, interest rates may be fixed for the term of the loan, variable at the option of the Lender, or adjustable at   specified intervals with the rate adjusted either at Lender’s discretion or in accordance with   Federal Farm Credit Banks Funding Corporation rates or the prime Index or LIBOR Index. These reel estate mortgage loan options are subject to the same conditions, limitations, and varying availability as mentioned above for the short- and intermediate-term loans.

BORROWER RIGHTS:

1.                                       At loan closing, Borrowers shall receive copies of loan documents signed by Borrowers. Upon request thereafter Borrowers are entitled to copies of documents signed or delivered by Borrowers, copies of Lender’s or the Lender’s parent association’s charter and bylaws, as applicable, and copies of Lender’s appraisals of the collateral.

2.             If the loan has an adjustable or variable Interest rate, Borrowers will be notified in writing of any change in interest rate.  The notice will be given not later than any deadline date required by regulations promulgated by the Farm Credit Administration.

3.             If Borrowers’ Loan is in a differential interest rate program, Borrowers may request that Lender review the Loan to verify that the proper interest rate category has been assigned, and also to explain in writing to Borrowers the basis for the interest rate charged and how the credit status of the Borrowers may be improved to receive a lower interest rate on the Loan.

4.             If Lender places Borrowers’ Loan in nonaccrual status and such action results in an adverse action being taken against Borrowers (such as revocation of any undisbursed loan commitment), the Lender shall notice, Borrowers in writing of such change in status and the reasons therefor.  If Borrowers were not delinquent in any payments under the Loan at the time and Borrowers’ request to have the Loan reinstated to accrual status is denied, Borrower may obtain a review of such denial before the Lender’s credit review committee.

5.                                       Lender may not commence foreclosure or other legal action against any collateral securing the Loan unless at least 45 days before such commencement Lender has provided Borrowers with a copy of Lender’s restructuring policy and forms on which Borrowers may submit a request for restructuring. If Borrowers’ request for restructuring is denied, Borrowers may appeal the denial to Lender’s credit review committee, and may also obtain an independent appraisal of any collateral (at Borrowers’ expense) for consideration by the credit review   committee.

6.             If Lender acquires agricultural real estate by enforcement of Lender’s lien, when Lender elects to sell or lease the acquired property, Borrowers shall have a right of first refusal on the property. Lender shall notify Borrowers In writing and Borrowers may purchase or lease the property, as appropriate, at the appraised fair market value or fair rental value, or if the property is sold by public offering, at the price of the highest qualified bid.

If you have any questions concerning the information contained on this disclosure page, please contact your servicing office.

ASSN. NO.	B.O.NO.	CIF NO.	EXHIBIT TO SECURITY AGREEMENT
72	65	1895500	DESCRIPTION OF COLLATERAL - GENERAL

1.                                       Description of Collateral. The Collateral referred to in the Security Agreement dated February 20, 2008 by the undersigned Debtors to AGCOUNTRY FARM CREDIT SERVICES, PCA (“Secured Party”) includes, whether now owned or later acquired, the property described opposite the box(es) checked below and the property described at Sections 1.9 through 1.13.

                                                1.1                                 ☐                                    All crops growing, grown or to be grown on real estate in the State(s) of ___________________________.  The real estate is more specifically described as follows (if required by state law):

                                                                    ACRES            QTR.     SEC.     TWP.     N/S       RNG.     E/W             COUNTY

                                                Tr. 1        ___________      _____    _____    _____    _____    _____    _____    __________________

                                                Tr. 2        ___________      _____    _____    _____    _____    _____    _____    __________________

                                                Tr. 3        ___________      _____    _____    _____    _____    _____    _____    __________________

                                                Tr. 4        ___________      _____    _____    _____    _____    _____    _____    __________________

                                                Tr. 5        ___________      _____    _____    _____    _____    _____    _____    __________________

If the box at 1.1 above is checked and crops will be grown in North Dakota, the following applies:

THIS SECURITY AGREEMENT COVERS CROPS NOW GROWING. THIS SECURITY AGREEMENT ALSO COVERS FUTURE CROPS TO BE GROWN IN THE CURRENT YEAR OR ANY YEAR HEREAFTER.

                                                1.2                               ☐                                    All harvested crops end all processed crops, whether or not produced by Debtors.

                                                1.3                               ☐                                    All livestock end poultry.

                                                1.4                               ☐                                    All feed, seed, fertilizer, insecticides, herbicides and other agricultural chemicals and supplies.

                                                1.5                               ☐                                    All general intangibles.

                                                1.6                               ☐                                    All equipment, all spare parts and special tools for such equipment, all motor vehicles and all fixtures.

                                                1.7                               ☐                                    All contract rights, chattel paper, documents, accounts, end general intangibles, whether now owned or hereafter acquired by Debtors, including, but not limited to, all entitlements, rights to payment, end payments (in whatever form received, including, but not limited to, payments in cash or in kind) under any current or future state or federal governmental programs, including, but not limited to, governmental agricultural diversion programs, governmental agricultural assistance programs and the United Slates Department of Agriculture Farm Service Agency (FSA) Feed Grain Program; and all proceeds of the foregoing.

                                                1.8                                 ☒                                  Property specifically described here:

All goods including inventory, equipment and software; all accounts and general intangibles, instruments, investment property, documents, chattel paper, and letter of credit rights; whether now owned or alter acquired; all accessions, additions, replacements, and substitutions; all records of any kind relating to any of the foregoing; and all proceeds.

                                                1.9                                                                                 Association Stock.  Debtors’ stock, participation certificates, equity reserve and allocated surplus in the Secured Party or its parent association, as applicable, its successors and assigns.

                                                1.10                                                                           Proceeds.  To the extent not included in any of the subparagraphs herein as original Collateral, all proceeds of the Collateral. (Debtors are NOT AUTHORIZED TO SELL or

dispose or any Collateral unless authorized in the Security Agreement or in a writing signed by Secured Party.)

                                                1.11                                                                           Documents.  All documents of title, warehouse receipts, weight receipts, scale tickets, storage contracts (including CCC contracts) and deficiency payments covering or arising from any Collateral.

                                                1.12                                                                           Additions.  All additions, accessions, replacements and substitutions of or to any Collateral and sit property of similar type or kind, including all offspring of livestock and poultry.

                                                1.13                                                                           Products.  All products of crops, livestock and poultry given as Collateral including eggs, milk and wool and all products into which any of the Collateral has been or shall later tie manufactured, processed or assembled.

2.                                       The Collateral described in this Exhibit is in addition to property described in additional Exhibits to the Security Agreement, if any.  To the extent the Collateral described in this Exhibit is similar to, or after-acquired property, products, or proceeds of existing Collateral, its inclusion in this Exhibit is for the purpose of more specifically identifying the Collateral. This Exhibit shall in no way affect the priority of the security interest of Secured Party in existing Collateral or limit the parties’ intention that all similar and after-acquired property, products, and proceeds of the Collateral are also Collateral under the Security Agreement.

Dated: February 20, 2008

GREAT PLAINS ETHANOL LLC

dba Poet Biorefining - Chancellor

a South Dakota Limited Liability Company

By:	/s/ Darin Ihnen
DARIN IHNEN, CHAIRMAN

ASSN. NO.	B.O.NO.	CIF NO.
72	65	1895500	SECURITY AGREEMENT

1.                                       GRANT OF SECURITY INTEREST. For value received, the undersigned Debtor, whether one or more, grants to AGCOUNTRY FARM CREDIT SERVICES, PCA (‘Secured Party”), whose address is 1900 44th ST S, P0 BOX 6020, FARGO, NORTH DAKOTA 58108-6020, a security interest in all of the Debtor’s rights, title, and interest in the property described in Section 2, including all rights to transfer an interest in the Collateral (“Collateral’), to secure the payment and performance of the obligations described in Section 5 (“Obligations”).

2.                                       COLLATERAL DESCRIPTION.  The Collateral is the property described in one or more Exhibits to this Agreement which are by this reference incorporated into this Agreement.

3.                                       OBLIGATIONS SECURED. “Obligations” means:(a) all existing end future loans, advances, indebtedness and payment and performances obligations owed or owing to Secured Party arising out of existing or future credit granted by Secured Party to Debtor (or any of them, if more than one), to Debtor and another, to another guaranteed or endorsed by Debtor, or to another designated by Debtor, whether direct or indirect, absolute or contingent, including both consumer and commercial credit, and both long-term and short-term credit; and (b) all existing end future payment and performance obligations of Debtor arising out of this Agreement; and (c) all casts end expanses incurred by Secured Party in protecting or enforcing its rights under this Agreement with interest from the date incurred by Secured Party’s applicable loan rate on the date incurred, including, to the extent permitted by law, attorneys’ fees and legal costs end expenses.

4.                                       DEBTOR’S DUTIES REGARDING COLLATERAL.

                                                4.1                                 Prohibition on Disposition of Collateral by Debtor. DEBTOR SHALL NOT SELL, STORE OFF-FARM, LEASE OR OTHERWISE DISPOSE OF ANY COLLATERAL EXCEPT AS FOLLOWS:

a)  Subject to any restrictions stated in an addendum to this Agreement and to Secured Party’s continuing security interest in all proceeds and accounts arising from permitted disposition of Collateral, Debtor, before default, may in a commercially reasonable manner, (1) market milk, (2) market eggs, end (3) use feed, crops end products of crops as feed for Debtor’s livestock and poultry; or b) as specifically authorized in a writing signed by Secured Party or in an addendum to this Agreement, Secured Party reserves the right, in its sole discretion, to revoke or modify any permission given Debtor to dispose of Collateral.

                                                4.2                                 Ownership Warranty. Debtor warrants that Debtor is the absolute owner of all Collateral free of all interests, liens, encumbrances, options and security interests except (a) Secured Party’s security interest and (b) those disclosed to Secured Party by Debtor in writing.

                                                4.3                                 Residence end Location. Debtor’s residence (If Debtor is e Registered Organization, the State of Organization) is in the state shown above Debtor’s signature. The Debtor has provided the Secured Party with information concerning the location of the Collateral and the Debtor warrants to the Secured Party that such information is true, accurate, and complete. Except with the prior written consent of tile Secured Party, the Debtor shall not remove any Collateral from any location as provided to the Secured Party. Debtor shall immediately inform Secured Party in writing of any change in Debtor’s address or the location of the Collateral.

                                                4.4                                 Records and Reports. Debtor shall keep permanent records of all material information on the acquisition, maintenance, identification and disposition of all Collateral in a form acceptable to Secured Party. Secured Party shall have the right to examine end copy these records at reasonable times and places. Debtor’s records are kept at Debtor’s present residence and shall not be removed from the state of Debtor’s present residence.  Debtor agrees to furnish Secured Party with written reports on the Collateral with content and at times as Secured Party may reasonably request.

                                                4.5                                 Maintenance of Collateral. Debtor shall; (a) care for the Collateral in accordance with good agricultural practices and not permit its value to be impaired; (b) keep it free from all liens, encumbrances end security interests (other than those created or expressly permitted by this Agreement); (c) defend it against all claims and legal proceedings by persons other than Secured Party; (d) pay end discharge when due all taxes, license fees, levies and other charges upon it; (e) not permit it to become a fixture or an accession to other goods except as specifically authorized in a writing signed by Secured Party; and (f) not permit it to be used in violation of any law, regulation or policy of insurance.  Loss of or damage to the Collateral shall not release Debtor from any of the Obligations.

                                                4.6                                 Insurance.  Debtor shall keep all Collateral end Secured Party’s interest in it insured under policies with provisions, coverages, amounts and by insurers satisfactory to Secured Party from time to time.  Debtor shall furnish Secured Party with evidence of this insurance satisfactory to Secured Party.  At Secured Party’s request, Secured Party shall be specifically named in an appropriate union or standard mortgage clause endorsed on the policy. Debtor assigns and directs any insurer to pay to Secured Forty the proceeds of this insurance end all premium refunds.  Debtor authorizes Secured Party to endorse in Debtor’s name any instrument for such proceeds or refunds.  Secured Party shall have the option to apply the proceeds and refunds to any of the Obligations, whether or not due, or to restoration of the Collateral, returning any excess to Debtor.  Secured Party is authorized, in the name of the Debtor or otherwise, to make, adjust and settle claims under any credit insurance financed by Secured Party or any insurance on the Collateral and to cancel the insurance after the occurrence of an event of Default.

                                                4.7                                 Inspection.  Debtor shall permit and assist Secured Party to verify and inspect the Collateral wherever located at reasonable times.

THIS AGREEMENT INCLUDES ALL THE PROVISIONS ON ADDITIONAL PAGES OF THIS AGREEMENT.  BY SIGNING, DEBTOR ACKNOWLEDGES THAT DEBTOR HAS READ ALL OF THESE PROVISIONS AND HAS RECEIVED AN EXACT COPY OF THIS AGREEMENT.

Debtor’s State(s) of Residence or Organization: ____________________    SOUTH DAKOTA

Dated: February 20, 2008

GREAT PLAINS ETHANOL LLC

dba Poet Biorefining - Chancellor

a South Dakota LLC

By:	/s/ Darin Ihnen
DARIN IHNEN, CHAIRMAN

5.                                     DEFAULT.

                                                5.1                                 Default by Debtor. Each of the following constitutes a default under this Agreement by Debtor (“Default”): (a) Failure to pay when due any principal, interest, advances, late charges, costs, attorneys’ fees or other charges incurred on any of the Obligations; (b) The sale or other disposition of any of the Collateral when it is not authorized by this Agreement; (c) Failure to perform or observe any warranty, agreement or obligation contained in this Agreement or in any mortgage, deed of trust, security agreement, loan application or any evidence of or document relating to any of the Obligations; (d) Any warranty or information given to Secured Party in connection with this Agreement or any of the Obligations is false in any material respect when made; (e) Loss, theft, substantial damage, destruction or encumbrance of any of the Collateral or the making of any levy, seizure or attachment against it; (f) The acceleration of the maturity of Debtor’s indebtedness to any ether creditor; (g) The death, dissolution or termination of existence, insolvency, business failure, appointment of a receiver for any property, assignment for the benefit of creditors, the commencement of any proceeding under any, bankruptcy or insolvency laws, of, by, or against Debtor or any guarantor or surety of Debtor; (h) Failure of any of Debtor’s account debtors or obligors to make payment when due or to honor secured party’s security interest; (i) The occurrence of any event which causes Secured Party in good faith to believe that the Obligations are inadequately secured or the prospect of payment, performance or realization on the Collateral is impaired; or (j) A default under any lease executed by any Debtor under which the Secured Party is the lessor or a default under any ether loan or lease that any Debtor has with either the Secured Party’s parent association or any subsidiaries of the Secured Party’s parent association.

                                                5.2                                 Secured Party’s Remedies. Secured Party, in addition to other rights and remedies provided in this Agreement or in any evidence of or document associated with the Obligations or provided by law, may do any one or more of the following if a Default occurs under Section 5.1: (a) Declare any or all Obligations immediately due and payable; (b) Refuse to make advances under any commitment; (c) Exercise all rights and remedies or a secured party under the  Uniform Commercial Code; (d) Without notice to the Debtor or judicial process, peaceably enter upon any premises where the Collateral is located, take possession of all or any part of it, and remove it from the premises; (e) Require Debtor at Debtor’s expense to assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties; (f) Sell, lease or otherwise dispose of all or any part of the Collateral, without notice to Debtor except as required by law, in one or more parcels at public or private proceeding on such terms as Secured Party may deem commercially reasonable; (g) Occupy and use the Debtor’s premises, pasturage, food troughs and water to care for livestock Collateral; (h) Crops are perishable and may decline rapidly in value end Secured Party at Debtor’s expense may protect, cultivate, harvest, thresh and combine crops and sell them at private sale; (i) Apply the proceeds of Debtor’s Association stock and participation certificates to the Obligations in such order and at such times as Secured Party shall determine: (j) Require Debtor to reimburse Secured Party out of proceeds from the disposition of Collateral or otherwise or expenses incurred by Secured Party to protecting or enforcing its rights under this Agreement. These expenses include the expenses of retaking, holding, preparing for sale or other disposition, and selling or disposing of the Collateral and, to the extent not prohibited by law, attorney’s fees and legal expenses.  Secured Party may charge these expenses to any of the Obligations and Debtor shall pay them upon demand with interest from the data incurred at the rate in effect on the date incurred on the applicable obligation.  After deduction of these expenses, Secured Party may apply the proceeds of disposition to the Obligations in the order and amounts it elects; (k) If there is any security or collateral other than the Collateral described in this Agreement for any or the Obligations, then Secured Party may proceed upon the Collateral and the other security and collateral either concurrently or separately in any order it chooses.

                                                5.3                                 Commercially Reasonable.  In addition to other means which are commercially reasonable: (a) commercially reasonable notice is written notice sent to any address of Debtor given by Debtor to Secured Party in conjunction with this Agreement at least 10 calendar days (counting the day of sending) before the date or a proposed disposition of Collateral; and (b) commercially reasonable means of disposition of livestock include a sale through a livestock market and through a licensed livestock sales company.

6.                                       MISCELLANEOUS PROVISIONS.

                                                6.1                                 True Information.  Debtor warrants that all information, statements and warranties given by or on behalf of Debtor to Secured Party in connection with this Agreement or the Obligations are true and correct.

                                                6.2                                 Collections. (a) At any time Secured Party may, end Debtor shall upon request, notify Debtor’s account debtors and obligors on instruments to make payment directly to Secured Party.  Secured Party may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors and obligors. Unless this notification is given, Debtor, as agent of Secured Party, shall collect accounts and instruments. (b) When required by Secured Party, all proceeds of Collateral received by Debtor shall be held by Debtor upon an express trust for Secured Patty, shall not be commingled with any other funds or property of Debtor and shall be turned over to Secured Party In precisely the form received (but endorsed by Debtor, if necessary for collection) not later than the third business day following the date of receipt. All proceeds of Collateral received by Secured Party directly or from Debtor shall be applied against the Obligations in such order and at such time as Secured Party shall determine.

                                                6.3                                 Maintenance of Security Interest. To the extent permitted bylaw, Debtor shall pay all expenses, and upon request take any action reasonably deemed advisable by Secured Party, to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, preserve, enforce or terminate Secured Party’s rights and interests under this Agreement.

                                                6.4                                 Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact to act for Debtor with full authority in the place and name of Debtor to take any action and to execute any instrument which the Secured Party may deem advisable to accomplish the purposes of this Agreement, including authority: (a) to endorse, collect, sue for, compromise and receive any drafts, instruments, documents or moneys due in connection with the Collateral; (b) to file any claims or take any action or institute any proceedings which Secured Petty may deem desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; (c) to disburse funds including paying insurance premiums, taxes, liens, and other costs of preserving the Collateral: end (d) to establish, determine priority of, perfect, continue perfected, preserve, enforce or terminate Secured Party’s rights and interests under this Agreement, Secured Party may charge its expenses of doing so to any of the Obligations and Debtor shall pay them upon demand with interest from the data incurred at the rate in effect on the date incurred on the applicable Obligation.

                                                6.5                                 Unauthorized Disposition and False Statements.  Debtor understands that the unauthorized disposition of Collateral or making a false statement or report to Secured Party in connection with a loan could result in civil and criminal consequences to Debtor (Federal Statutes 18 U.S.C. 658, 1014).

                                                6.6                                 Waiver.  The failure or delay of Secured Party to enforce any right shall not be construed as a waiver of the right.  Secured Party’s waiver of any default shall not constitute a waiver of any prior or subsequent default.  Secured Party waives only those rights specified in a writing signed by Secured Party.  The provisions of this Agreement shall not be modified or waived by any course of dealing or bade usage.

                                                6.7                                 Secured Party Not Liable. Secured Party has no duty to exercise or to withhold the exercise of any of the rights and powers expressly or implicitly granted to it in this Agreement and shall not be responsible for any failure to do so or delay in so doing.  Secured Party has no duty to protect, insure or realize upon the Collateral.  Debtor releases Secured Party from all liability for any act or omission relating to the Obligations, the Collateral or this Agreement except Secured Party’s willful misconduct.

                                                6.8                                 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

                                                6.9                                 Persons Bound.  Each person signing this Agreement, other than the Secured Party, is a Debtor. The Obligations of all Debtors are joint and several, and all Debtors hereby acknowledge receipt or all proceeds of the Loan. This Agreement benefits Secured Party, its successors, and assigns. This Agreement binds the Debtor, the Debtor’s heirs, personal representatives, successors, and assigns, and all parsons who become bound as a Debtor under this Agreement.

                                                6.10                           Agency.  Until Secured Party is prospectively notified in writing by Debtor to the contrary, Secured Party may rely upon the following: (a) If Debtor is two or more individuals, the act or signature of any one of them shall bind them all; (b) If Debtor is a partnership, each partner is fully authorized to act for the partnership in all matters governed by this Agreement; (c) If Debtor is a corporation, each officer is fully authorized individually to act for and bind the corporation in all matters governed by this Agreement.

                                                6.11                           Cumulative Rights. At rights and remedies of Secured Party in this Agreement are cumulative and are in addition to other rights and remedies given in this Agreement or in any evidence of or document associated with the Obligations or provided by law.

                                                6.12                           Termination. This Agreement shall not be made null and void because at any particular time there is no outstanding secured Obligation end no commitment to lend money, if at the time the parties are contemplating additional loans or advances, it shall continue in effect for all Obligations to Secured Petty arising prior to the filing of record of a UCC Termination Statement covering all Collateral, Debtor instructs Secured Party not to file a UCC Termination Statement until requested by Debtor.

                                                6.13                           Interpretation.  This Agreement shall be governed by the laws of the state in which Secured Party’s office originating the credit is located.  In this Agreement, “including” means “including but not limited to” and indicates an illustrative and incomplete listing.

                                                6.14                           Wisconsin Performance Deposit. If Debtor has and exercises a right to redeem any Collateral under Section 425,208, Wisconsin Statutes, the performance deposit tendered by Debtor shall not bear interest held by Secured Party.

                                                6.15                           Public Filings.  The Debtor hereby authorizes the Secured Party to file all financing statements describing the Collateral, and all amendments thereto, in any offices as the Secured Party, in its sole discretion, may determine.  The Debtor hereby also authorizes the Secured Party to file all effective financing statements describing the Collateral pursuant to 7 U.S.C. section 1631, and all amendments thereto, in any offices as the Secured Party, in its sole discretion may determine.

                                                6.16                           Government Program Payments. If the Collateral includes federal or state government program entitlements or payments, the Debtor shall execute and deliver to the Secured Party all assignments, transfers, and other documents required by the Secured Party to transfer, convey, end assign to the Secured Party all such federal and state government program entitlements, payments, rights to payment whether or not earned by performance, accounts, general intangibles, and  benefits.

                                                6.17                           Uniform Commercial Code. All terms in this Agreement that are defined in the Uniform Commercial Code, as enacted in the state in which Secured Party’s office originating the loan is located and as amended from time to time (‘UCC”), shall have the meanings set Forth in the UCC.  The meaning of a term hereunder shall automatically change on the effective date of each amendment to the definition of such term in the UCC.

                                                6.18                           Debtor Names.  For each Debtor that id not an individual, the legal name of each such Debtor is as set forth in the Note or an addendum thereto, or in this Agreement.  No Debtor has used any trade name, assumed name, or other name except those set forth in the Note or an addendum thereto, or in this Agreement.  The debtor shall give the Secured Early written notice at least 30 days before the date of (1) any change in any Debtor’s name or (2) any use by any Debtor of another name.

                                                6.19                           Registered Organizations. If any Debtor is a Registered Organization, as that term is defined in the UCC, all information provided by such Debtor to the Secured Party concerning the state or organization for such Debtor is true, accurate, end complete.  No Debtor shall change its state of organization without the prior written consent of the Secured Party. Debtor shall provide the Secured Party with written notice at least 30 days before the date any Debtor makes any action to change its state of organization.

                                                6.20                           Addresses of Debtor. If any Debtor is an individual or an entity that is not a Registered organization, all information provided by the Debtor to the Secured Party concerning the address of an individual Debtor’s residence or the address of the chief executive officer of en entity that is not a Registered Organization is true, accurate, and complete. No individual Debtor shall change that address of residence without providing written notice to the Secured Party at least 30 days before the effective date of such address change. No Debtor that is an entity that is not a Registered Organization shall change that address of the chief executive officer without providing written notice to the Secured Party at least 30 days before the effective date of such address change.

                                                6.21                           Purchase Money Security Interests. To the extent that the Debtor uses proceeds of the Loan extended by the Secured Party to purchase Collateral, Debtor’s repayment of the Loan shall apply on a “first-in-first-out” basis so that the portion of the Loan used to purchase a particular item of the Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

                                                6.22                           Reporting. The Secured Party, its agents, successors, and assigns may report Debtor’s names and information regarding this Loan and all of Debtors past and future loans to credit reporting agencies.

                                                6.23                           Authorization for Access to Information.  Debtor acknowledges end agrees that the verification or reverification or any information, whether contained in the Debtor’s loan application or in any other manner supplied by the Debtor to the Secured Party in connection therewith, may be made at any time by the Secured Party, its agents, successors, or assigns, either directly or through a credit reporting agency, from any source whether named in the Debtor’s loan application or otherwise provided to the Secured Party by the Debtor.

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME& PHONE OF CONTACTAT FILER (optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

            AGCOUNTRY FARM CREDIT SERVICES

            1900 44TH ST S P0 BOX 6020

            FARGO                                       ND           58108-6020

THE ABOVE SPACE IS FOR FILING OFFICE USE  ONLY

1. DEBTOR’S EXACT FULL LEGALNAME — insert only one debtor name (1a or 1b)-do not abbreviate or combine names
1a, ORGANIZATION’S NAME
GREAT PLAINS ETHANOL LLC
OR
1b. INDIVIDUALS’S LAST NAME			FIRST NAME		MIDDLE NAME		SUFFIX

1c MAILING ADDRESS			CITY		STATE	POSTAL CODE	COUNTRY
27716 462ND AVE			CHANCELLOR		SD	57015	USA
1d SEE INSTRUCTIONS	ADDL’ INFO RE	1e. TYPE OF	1f. JURISDICTION OF		1e. ORGANIZATIONAL ID#, if any
	ORGANIZATION	ORGANIZATION
46-0459108	DEBTOR	LIMITED LIABILITY	ORGANIZATION	SD			☐ NONE
2. ADDITONAL DEBTOR’S EXACT FULL LEGAL NAME —insert only one debtor name (2a or2b) . do not abbreviate or combine names

2a. ORGANIZATION’S NAME
Poet Biorefining — CHANCELLOR
OR
2b, INDIVIDUAL’S LAST NAME			FIRST NAME		MIDDLE NAME		SUFFIX

2c MAILING ADDRESS			CITY		STATE	P’OSTAL CODE	COUNTRY
27716 462ND AVE			CHANCELLOR		SD	57015	USA
2d SEE INSTRUCTIONS	ADDL’ INFO RE	2e. TYPE OF	2f. JURISDICTION		2g. ORGANIZATIONAL ID#,
	ORGANIZATION	ORGANIZATION	ORGANIZATION		if any
46-0459108	DEBTOR	LIMITED LIABILITY	SD		NONE
3.		SECURED PARTY’S NAME (or NAME OF TOTAL ASSIGNEE OF ASSIGNOR S/P)- insert only one party name (3a or 3)
3a. ORGANIZATION’S NAME

AGCOUNTRY FARM CREDIT SERVICES, PCA
OR
3b INDIVIDUAL’S LAST NAME			FIRST NAME		MIDDLE NAME		SUFFIX

3c MAILING ADDRESS			CITY		STATE	POSTAL CODE	COUNTRY
1900 44TH ST PO BOX 6020			FARGO		ND	58108.6020	USA

4. This FINANCING STATEMEN covers the following collateral:

All goods including inventory, equipment and software; all accounts and general intangibles, instruments, investment property, documents, chattel paper, and letter of credit rights; whether now owned or after acquired; all accessions, additions, replacements, and substitutions; all records of any kind relating to any of the foregoing; and all proceeds.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG.LIEN ☐ NON-UCC FILNG

6. ☐ THIS FINANCING STATEMENT is to be filed (for record)			7. Check to REQUEST SEARCH REPORT(S) on Debtor(s)
(or recorded) in the REAL ESTATE Records. Attach			(ADDITIONAL FEE) [optional]		☐ All Debtors ☐ Debtor ☐ Debtor 2
Addendum [if applicable]

8, OPTIONAL FILER REFERENCE DATA

FILING OFFICE COPY — 11CC FINANCING STATEMENT (FORM UCC1)(REV. 06/22/02)					UCCI (09/2005)

ASSN. NO.  B.O.NO.    CIF NO.                          EXHIBIT TO SECURITY AGREEMENT

     72                 65         1895500                           DESCRIPTION OF COLLATERAL - GENERAL

1.                                       Description of Collateral. The Collateral referred to in the Security Agreement dated February 20, 2008 by the undersigned Debtors to AGCOUNTRY FARM CREDIT SERVICES, PCA (“Secured Party”) includes, whether now owned or later acquired, the property described opposite the box(es) checked below and the property described at Sections 1.9 through 1.13.

                                                A.a          ☐            All crops growing, grown or to be grown on real estate in the State(s) or ____________________________.  The real estate is more specifically described as follows (if required by state law):

	ACRES	QTR.	SEC.	TWP.	N/S	RNG.	E/W	COUNTY
Tr. 1
Tr. 2
Tr. 3
Tr. 4
Tr. 5

If the box at 1.1 above is checked end crops will be grown in North Dakota, the following applies:

THIS SECURITY AGREEMENT COVERS CROPS NOW GROWING. THIS SECURITY AGREEMENT ALSO COVERS FUTURE CROPS TO SE GROWN IN THE CURRENT YEAR OR ANY YEAR HEREAFTER.

1.2	☐	All harvested crops and all processed crops, whether or not produced by Debtors.

1.3	☐	All livestock end poultry.

1.4	☐	All feed, seed, fertilizer, insecticides, herbicides and other agricultural chemicals and supplies.

1.5	☐	All general intangibles.

1.6	☐	All equipment, all spare parts and special tools for such equipment, all motor vehicles and all fixtures.

1.7	☐

All contract rights, chattel paper, documents, accounts, and general intangibles, whether now owned or hereafter acquired by Debtors, including, but not limited to, all entitlements, rights to payment, and payments (in whatever form received, including, but not limited to, payments in cash or in kind) under any current or future state or federal governmental programs, including, but not limited to, governmental agricultural diversion programs, governmental agricultural assistance programs and the United States Department of Agriculture Farm Service Agency (PSA) Feed Grain Program; and all proceeds of the foregoing.

1.8	☒	Property specifically described here:

All of Debtor’s right, title and interest, whether now or hereafter owned, existing, arising or acquired, in all fixtures or every kind and nature, and any accessions thereto, and all recorded data of any kind or nature relating to such fixtures, regardless of the medium or recording, including, without limitation, all software, writings, plans specification and schematics, and all proceeds and products of any of the foregoing.

1.9		Association Stock. Debtors’ stock, participation, certificates, equity reserve and allocated surplus in the Secured Party or its parent association, as applicable, its successors and assigns.

1.10

Proceeds. To the extent not included in any of the subparagraphs herein as original Collateral, all proceeds of the Collateral. (Debtors are NOT AUTHORIZED TO SELL or dispose of any Collateral unless authorized in the Security Agreement or in a writing signed by Secured Party.)

1.11		Documents. All documents of title, warehouse receipts, weight receipts, scale tickets, storage contracts (including CCC contracts) and deficiency payments covering or arising from any Collateral.

1.12	Additions. All additions, accessions, replacements and substitutions of or to any Collateral and all property of similar type or kind, including all offspring of livestock and poultry.

1.13

Products. All products of crops, livestock end poultry given as Collateral including eggs, milk end wool and all products into which any of the Collateral has been or shall later be manufactured, processed or assembled.

2.           The Collateral described in this Exhibit is in addition to property described in additional Exhibits to the Security Agreement, if any. To the extent the Collateral described in this Exhibit is similar to, or after-acquired property, products, or proceeds of existing Collateral, its inclusion in this Exhibit is for the purpose of more specifically identifying the Collateral.  This Exhibit shall in no way effect the priority of the security interest of Secured Party in existing Collateral or limit the parties’ intention that all similar and after-acquired property, products, end proceeds of the Collateral are also Collateral under the Security Agreement.

Dated: February 20, 2008

GREAT PLAINS ETHANOL LLC

dba Poet Biorefining - Chancellor

a South Dakota limited Liability Company

By:	/s/ Darin Ihnen
DARIN IHNEN, CHAIRMAN

EXHIBIT 1

Debtor:	GREAT PLAINS ETHANOL, LLC
27716 - 462nd Avenue
Chancellor, SD 57105

Secured Party:	AGCOUNTRYFARM CREDIT SERVICES, FLCA
1900 44th Street South
Fargo, North Dakota 58108

Description of Real Estate:

Real property in Turner County in the State of South Dakota, to wit:

Parcel I:  The Northwest Quarter (NW ¼) less Plucker’s Tract 1 in the South Half of the Northwest Quarter (S ¼ NW ¼) and except the Substation Addition in the Northwest Quarter (NW ¼) and except the South Dakota Central Railroad Right-of-Way and except Lot H-1, all in Section Twenty-six (26), Township Ninety-Nine (99) North, Range Fifty-Two (52) West of the 5th P.M., Turner County, South Dakota.

Parcel 2:  Tract 1 in the Northeast Quarter (NE ¼) of Section Twenty-Six (26), Township Ninety-Nine (99) North, Range Fifty-Two (52) West of the 5th PM, Turner County, South Dakota, according to the recorded plat thereof.

Parcel 3: Tract 3 in the Southeast Quarter (SE ¼) of Section Twenty-Six (26), Township Ninety-Nine (99) North, Range Fifty-Two (52) West of the 5th P.M., Turner County, South Dakota, according to recorded plat thereof.

Tract 4:  Tract 1 and Tract 2 of Great Plains Addition in the Northeast Quarter (NE ¼) of Section Thirty (30), Township Ninety-Eight (98) North, Range Fifty-Two (52) West of the 5th P.M., Turner County, South Dakota, according to the recorded plat thereof.

Property Address: 27716 — 452nd Avenue, Chancellor, South Dakota

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME& PHONE OF CONTACTAT FILER (optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

            AGCOUNTRY FARM CREDIT SERVICES

            1900 44TH ST S P0 BOX 6020

            FARGO                                       ND           58108-6020

THE ABOVE SPACE IS FOR FILING OFFICE USE  ONLY

1. DEBTOR’S EXACT FULL LEGALNAME — insert only one debtor name (1a or 1b)-do not abbreviate or combine names
1a, ORGANIZATION’S NAME
GREAT PLAINS ETHANOL LLC
OR
1b. INDIVIDUALS’S LAST NAME			FIRST NAME		MIDDLE NAME		SUFFIX

1c MAILING ADDRESS			CITY		STATE	POSTAL CODE	COUNTRY
27716 462ND AVE			CHANCELLOR		SD	57015	USA
1d SEE INSTRUCTIONS	ADDL’ INFO RE	1e. TYPE OF	1f. JURISDICTION OF		1e. ORGANIZATIONAL ID#, if any
	ORGANIZATION	ORGANIZATION
46-0459108	DEBTOR	LIMITED LIABILITY	ORGANIZATION	SD			☐ NONE
2. ADDITONAL DEBTOR’S EXACT FULL LEGAL NAME —insert only one debtor name (2a or2b) . do not abbreviate or combine names

2a. ORGANIZATION’S NAME
Poet Biorefining — CHANCELLOR
OR
2b, INDIVIDUAL’S LAST NAME			FIRST NAME		MIDDLE NAME		SUFFIX

2c. MAILING ADDRESS			CITY		STATE	P’OSTAL CODE	COUNTRY
27716 462ND AVE			CHANCELLOR		SD	57015	USA
2d SEE INSTRUCTIONS	ADDL’ INFO RE	2e. TYPE OF	2f. JURISDICTION		2g. ORGANIZATIONAL ID#,
	ORGANIZATION	ORGANIZATION	ORGANIZATION		if any
46-0459108	DEBTOR	LIMITED LIABILITY	SD		NONE
3.		SECURED PARTY’S NAME (or NAME OF TOTAL ASSIGNEE OF ASSIGNOR S/P)- insert only one party name (3a or 3)
3a. ORGANIZATION’S NAME

AGCOUNTRY FARM CREDIT SERVICES, PCA
OR
.		3b INDIVIDUALS’S LAST NAME	FIRST NAME		MIDDLE NAME		SUFFIX

3c MAILING ADDRESS			CITY		STATE	POSTAL CODE	COUNTRY
1900 44TH ST PO BOX 6020			FARGO		ND	58108.6020	USA

4. This FINANCING STATEMEN covers the following collateral:

All of Debtor’s right, title and interest, whether now or hereafter owned, existing, arising or acquired, in all fixtures or every kind and nature, and any accessions thereto, and all recorded data of any kind or nature relating to such fixtures, regardless of the medium of recording, including, without limitation, all software, writings, plans specifications and schematics, and all proceeds and products of any of the foregoing.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG.LIEN ☐ NON-UCC FILNG

6. ☒ THIS FINANCING STATEMENT is to be filed (for record)			7. Check to REQUEST SEARCH REPORT(S) on Debtor(s)
(or recorded) in the REAL ESTATE Records. Attach			(ADDITIONAL FEE) [optional]		☐ All Debtors ☐ Debtor ☐ Debtor 2
Addendum [if applicable]

8, OPTIONAL FILER REFERENCE DATA

FILING OFFICE COPY — 11CC FINANCING STATEMENT (FORM UCC1)(REV. 06/22/02)					UCCI (09/2005)

UCC FINANCING STATEMENT ADDENDUM

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

9. NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT
9a ORGANIZATlONS NAME
Great Plains Ethanol LLC dba Poet Biorefining - Chancellor
OR
9b,INDN1DLIAL’SLAST NAME	FIRST NAME	MIDDLE NAME, SUFFIX

10. MISCELLANEOUS:

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

11. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME — insert only one name (11a or 11b) - do not abbreviate or combine names
11a. ORGANIZATION’S NAME

OR

11 lb. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

11c. MAILING ADDRESS		CITY	STATE,	POSTAL CODE	COUNTRY

11d SEE INSTRUCTIONS	ADDL’ INFO RE	11a. TYPE OF ORGANIZATION	11f. JURISDICTION OF		11g. ORGANIZATION ID#,
	ORGANIZATION		ORGANIZATION
	DEBTOR				if any 0 NONE
12. ☐ ADDITIONAL SECURED PARTY’S or ☐ ASSIGNOR SIP’S NAME. Insert only one name (12a or 12b)
12a. ORGANIZATlONS NAME

OR

12b. INDIVIDUALS LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX

MAILING ADDRESS		CITY	STATE	POSTAL CODE	C0UNTRY

13. This FINANCING STATEMENT covers ☐ timber to be cut		16. Additional collateral description:
or ☐ as extracted collateral, or is filed as a ☒ fixture filing.

14. Description of real estate:
See attached Exhibit I

15. Name and address of a RECORD OWNER ob above
(if Debtor does not have a record interest):
17. Check only if applicable and check only one box.
Debtor has a record of interest		Debtor is a ☐ Trust or ☐ Trustee acting with respect to property held in trust or
☐ Decedent’s Estate

18. Check only if applicable and check only one box.
☐ Debtor is a TRANSMITTING UTILITY
☐ Filed in connection with a Manufactured-Home Transaction—effective 30 years
☐ Filed in connection with a Public-finance Transaction-effective 30 years
FILING OFFICE COPY — UCC FINANCING STATEMENT ADDENDUM (FORM UCC1Ad)(REV. 05/22/02)					UCC1Ad (11/2005)

EXHIBIT I

Debtor:	GREAT PLAINS ETHANOL, LLC
27716 462nd Avenue
Chancellor, SD 57105

Secured Party:	AGCOUNTRY FARM CREDIT SERVICES, FLCA
1900 44th Street South
Fargo, North Dakota 58108

Description of Real Estate:

Real property in Turner County in the State of South Dakota, to wit:

Parcel 1: The Northwest Quarter (NW ‘4) less Plucker’s Tract 1 in the South Half of the Northwest Quarter (S ½ NW ¼) and except the Substation Addition in the Northwest Quarter (NW ¼) and except the South Dakota Central Railroad Right-of-Way and except Lot H-1 all in Section Twenty-six (26), Township Ninety-Nine (99) North, Range Fifty-Two (52) West of the 5th PM., Turner County, South Dakota.

Parcel 2: Tract 1 in the Northeast Quarter (NE ¼) of Section Twenty-Six (26), Township Ninety-Nine (99) North, Range Fifty-Two (52) West of the 5th P.M., Turner County, South Dakota, according to the recorded plat thereof.

Parcel 3: Tract 3 in the Southeast Quarter (SE ¼) of Section Twenty-Six (26); Township Ninety-Nine (99) North, Range Fifty-Two (52) West of the 5th P.M., Turner County, South Dakota, according to the recorded plat thereof.

Tract 4: Tract 1 and Tract 2 of Great Plains Addition in the Northeast Quarter (NE ¼) of Section Thirty (30), Township Ninety-Eight (98) North, Range Fifty-Two (52) West of the 5th P.M., Turner County, South Dakota, according to the recorded plat thereof.

Property Address:   27716 — 462nd Avenue, Chancellor, South Dakota